Exhibit 10.2
** Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. The information is not material and would cause competitive harm to the registrant if publicly disclosed. “[***]” indicates that information has been redacted.

Cloud Real Estate Holdings, LLC

September 30, 2021

To:     Pierre Naudé
Katie Smith
nCino, Inc.

Re:    Notice of Parking Deck Completion Date and Parking Deck Rent Adjustment

The Parking Deck received its Certificate of Occupancy on September 28, 2021, and therefore September 28, 2021 is the Parking Deck Completion Date. Per the First Amendment to Office Lease, effective upon the Parking Deck Completion Date, the applicable rate of Basic Rent per rentable square foot of the premises shall be increased by the Parking Deck Rent Adjustment, which will be the result of the following formula: (Parking Deck Project Costs x 7.30%)/89,975 rentable square feet.

As previously discussed, Change Order No. G-06 shown in Exhibit A resulted in a project cost for the generator line item that exceeded the allocated budget. As a result, any unused budget dollars in all other line items remaining at the end of the Parking Deck Project were reallocated to the generator line item along with all remaining contingency. Any excess cost for the generator is being reallocated to the New Building Project Costs. As a result, the Parking Deck Project Costs totaled up to 100% of the approved budget at $17,677,558.

Therefore, the Parking Deck Rent Adjustment is equal to $14.34 per rentable square foot. Expenses for the parking deck are initially estimated to be $2.78 per rentable square foot and will be included with the Parking Deck Rent Adjustment as Additional Rent. The Parking Deck Rent Adjustment shall take effect on September 28, 2021. Exhibit B shows the Schedule of Parking Deck Rent Adjustment.

Execution of this notice signifies your knowledge and understanding of the Parking Deck Completion Date and Parking Deck Rent Adjustment.

TENANT:		LANDLORD:

nCino, Inc.		Cloud Real Estate Holdings, LLC
a Delaware corporation		a North Carolina limited liability company

By:	/s/ Pierre Naude	By:	[***]
Name:	Pierre Naude	Name:	[***]
Title:	CEO	Title:	Manager

Cloud Real Estate Holdings
1051 Military Cutoff Rd, Suite 210, Wilmington, NC 28405
Ph 910-799-8755 Fax 910-799-8785

Cloud Real Estate Holdings, LLC

Exhibit A
[***]

Exhibit B

Schedule of Parking Deck Rent Adjustment

Period	PRSF	MONTHLY PARKING DECK RENT ADJUSTMENT	TOTAL RENT ADJUSTMENT FOR PERIOD
Sept. 28, 2021 – Dec. 31, 2021	$14.34[i]	$107,520.13	$333,312.39
Jan. 1, 2022 – Dec. 31, 2022	$14.34	$107,520.13	$1,290,241.50
Jan. 1, 2023 – Dec. 31, 2023	$14.66	$109,919.46	$1,319,033.50
Jan. 1, 2024 – Dec. 31, 2024	$14.99	$112,393.77	$1,348,725.25
Jan. 1, 2025 – Dec. 31, 2025	$15.33	$114,943.06	$1,379,316.75
Jan. 1, 2026 – Dec. 31, 2026	$15.67	$117,492.35	$1,409,908.25
Jan. 1, 2027 – Dec. 31, 2027	$16.02	$120,116.63	$1,441,399.50
Jan. 1, 2028 – Dec. 31, 2028	$16.38	$122,815.88	$1,473,790.50
Jan. 1, 2029 – Dec. 31, 2029	$16.75	$125,590.10	$1,507,081.25
Jan. 1, 2030 – Dec. 31, 2030	$17.13	$128,439.31	$1,541,271.75
Jan. 1, 2031 – Dec. 31, 2031	$17.52	$131,363.50	$1,576,362.00
Jan. 1, 2032 – Dec. 31, 2032	$17.91	$134,287.69	$1,611,452.25
Jan. 1, 2033 – Dec. 31, 2033	$18.31	$137,286.85	$1,647,442.25
Jan. 1, 2034 – Dec. 31, 2034	$18.72	$140,361.00	$1,684,332.00
Jan. 1, 2035 – Dec. 31, 2035	$19.14	$143,510.13	$1,722,121.50

Page 1 of 2 – Exhibit B

Cloud Real Estate Holdings
1051 Military Cutoff Rd, Suite 210, Wilmington, NC 28405
Ph 910-799-8755 Fax 910-799-8785

Cloud Real Estate Holdings, LLC

If the Expiration Date under each Lease occurs after December 31, 2035, the Parking Deck Rent Adjustment (as allocated between the Existing Building and the New Building) shall continue to escalate annually (automatically and with further notice) by two and one-quarter percent (2.25%) on January 1, 2036 and on January 1 of each year thereafter during the Term.
In accordance with Section 5 of that Second Amendment to Office Lease dated April 5, 2021, between Cloud Real Estate Holdings, LLC and nCino, Inc., upon the occurrence of the Commencement Date under the New Building Lease, the Parking Deck Rent Adjustment shall not longer apply solely to the Existing Building Lease, but shall be allocated between the Existing Building Lease and the New Building Lease pro-rata based on the rentable square footage of the two buildings. The parties further will make appropriate prorations in the event the New Building Lease Commencement Date occurs on other than the first day of a month.

___________________
i The 14.34 starting rate is based on Parking Deck Project Costs of $17,677,558, which amount is under review. This table will need to be recalculated if the parties agree that Parking Deck Project Costs should be changed.

Page 2 of 2 – Exhibit B

Cloud Real Estate Holdings
1051 Military Cutoff Rd, Suite 210, Wilmington, NC 28405
Ph 910-799-8755 Fax 910-799-8785